Exhibit 99.1

KULR Technology Group Partners with Airbus to Provide Battery Safety Solutions

Partnership with leading global aerospace company underscores KULR’s commitment to battery safety worldwide

San Diego, California (October 6, 2020) – KULR Technology Group, Inc. (OTCQB: KULR), (the “Company” or “KULR”) today announces it is partnering with Airbus Defense and Space to provide KULR’s passive propagation resistant (PPR) battery design solutions for ongoing research into lithium-ion battery testing and safety for flight applications. The electrical engineers at Airbus (OTC: EADSY) (Euronext: AIR) do research and develop safe battery solutions for defense, space, helicopter, and aircraft applications.

KULR’s PPR design combines HYDRA Thermal Runaway Shield (TRS), LYRA internal short circuit, and NASA’s Fractional Thermal Runaway Calorimeter cell analysis technologies to provide an integrated total solution for battery testing and safety. HYDRA TRS is a sleeve-like shield that surrounds and separates individual cells in multi-cell packs and contains carbon fiber core and liquid coolant. The unique combination and configuration of the shield passively draws intense heat of cell failures away from nearby cells while dousing the failed area in a cooling and fire-prevention liquid.

Though weight and volume of thermal management solutions are the most critical constraints in flight applications, KULR’ carbon fiber architecture offers superior mass and weight advantages.

“We are excited to work with Airbus to refine and enhance its battery safety research, an agreement that further demonstrates our commitment to battery safety in consumer and commercial applications,” said Michael Mo, CEO of KULR. “We believe our TRS technology can provide a lightweight and effective solution to mitigate thermal runaway propagation risk for Airbus’ high-performance batteries.”

KULR’s HYDRA TRS is proven by various government testing authorities to stop or mitigate the impacts of dangerous lithium-ion battery failures known as thermal runaway propagation. Last year, Leidos (NYSE: LDOS) and NASA used KULR’s HYDRA TRS technology to safely ship to and store batteries aboard the International Space Station. In addition, NASA’s Marshall Space Flight Center (MSFC) recently awarded KULR a dual-use technology development agreement to build 3D printed battery systems for manned and robotic space applications.

About KULR Technology Group, Inc.
KULR Technology Group, Inc. (OTCQB: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company’s roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed on May 14, 2020. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Media Contact:
Derek Newton
Head, Media Relations
Main: (786) 499-8998
derek.newton@kulrtechnology.com

Investor Relations:

Main: (888) 367-5559

ir@kulrtechnology.com